UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 13, 2007
Date of Report (Date of earliest event reported)

EESTECH, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-32863	33-0922627
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1260 S. Highway 89, Building 1, Suite H-5
Chino Valley, Arizona 86323
(Address of principal executive offices and zip code)

(928) 636-6255
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

At a special meeting of the shareholders of EESTech, Inc. (the “Company”) held on November 23, 2007, the shareholders of the Company approved an amendment to the Company’s Certificate of Incorporation increasing the authorized shares of the Company’s common stock from 20,000,000 to 100,000,000 (the “Amendment”). Following the Amendment, the Company has issued shares of common stock to several individuals and entities, arising out of obligations described below. This current report on Form 8-K is intended to disclose these issuances.

Two Jays and Miss Pty Ltd

In its current report filed on Form 8-K on September 25, 2007, which filing and exhibits thereto is incorporated herein by reference, the Company disclosed that it had entered into a Convertible Note Subscription Agreement (the “Two Jays Agreement”) with Two Jays and Missy Pty Ltd (“Two Jays”). Pursuant to the terms of the Two Jays Agreement, a convertible note in an original principal amount of US $500,000 was issued to Two Jays on August 1, 2007. In the Two Jays Agreement, the Company and Two Jays agreed that the outstanding principal of the convertible note, plus all accrued interest thereon, would be converted into common shares of the stock of the Company at a price of US $0.60 per share upon the approval of the Amendment.

On December 13, 2007, 859,361 shares of common stock of the Company were issued to Two Jays pursuant to the terms of the Two Jays Agreement at a price of US $0.60 per share, and the convertible note was cancelled. These shares of common stock were issued in reliance upon Section 4(2) of the Securities Act of 1933 (the “Act”).

Robertson Investments Limited

In its current report filed on Form 8-K on July 17, 2007, which filing and exhibits thereto is incorporated herein by reference, the Company disclosed that it had entered into a Convertible Note Subscription Agreement (the “Robertson Agreement”) with Robertson Investments Limited (“Robertson”). Pursuant to the terms of the Robertson Agreement, a convertible note in an original principal amount of US $45,000 was issued to Robertson on September 28, 2007. In the Robertson Agreement, the Company and Robertson agreed that the outstanding principal of the convertible note, plus all accrued interest thereon, would be converted into common shares of the stock of the Company at a price of US $0.30 per share upon the approval of the Amendment.

On December 13, 2007, 155,260 shares of common stock of the Company were issued to Robertson pursuant to the terms of the Robertson Agreement at a price of US $0.30 per share, and the convertible note was cancelled. These shares of common stock were issued in reliance upon Section 4(2) of the Act.

The South Pacific Environmental Trust

In its current report filed on Form 8-K on October 22, 2007, which filing and exhibits thereto is incorporated herein by reference, the Company disclosed that it had entered into a Convertible Note Subscription Agreement (the “SPET Agreement”) with The South Pacific Environmental Trust (“SPET”). Pursuant to the terms of the SPET Agreement, a convertible note in an original principal amount of US $150,000 was issued to SPET on September 21, 2007. In the SPET Agreement, the Company and SPET agreed that the outstanding principal of the convertible note, plus all accrued interest thereon, would be converted into common shares of the stock of the Company at a price of US $0.30 per share upon the approval of the Amendment.

On December 13, 2007, 519,726 shares of common stock of the Company were issued to SPET pursuant to the terms of the SPET Agreement at a price of US $0.30 per share, and the convertible note was cancelled. These shares of common stock were issued in reliance upon Section 4(2) of the Act.

Prestige Pursuits Pty Ltd

In its current report filed on Form 8-K on October 23, 2007, which filing and exhibits thereto is incorporated herein by reference, the Company disclosed that it had entered into a Convertible Note Subscription Agreement (the “Prestige Agreement”) with Prestige Pursuits Pty Ltd (“Prestige”). Pursuant to the terms of the Prestige Agreement, a convertible note in an original principal amount of US $150,000 was issued to Prestige on October 10, 2007. In the Prestige Agreement, the Company and Prestige agreed that the outstanding principal of the convertible note, plus all accrued interest thereon, would be converted into common shares of the stock of the Company at a price of US $0.60 per share upon the approval of the Amendment.

On December 13, 2007, 254,384 shares of common stock of the Company were issued to Prestige pursuant to the terms of the Prestige Agreement at a price of US $0.60 per share, and the convertible note was cancelled. These shares of common stock were issued in reliance upon Section 4(2) of the Act.

Maxwell Damian Conrad and Cleo Sonia Conrad

In its current report filed on Form 8-K on October 22, 2007, which filing and exhibits thereto is incorporated herein by reference, the Company disclosed that it had entered into a Deed (the “Deed”) with Maxwell Damian Conrad and Cleo Sonia Conrad (together, “Conrad”). Pursuant to the terms of the Deed, Conrad made available to the Company a revolving line of credit, upon which the Company had borrowed US $1,425,306 as of October 22, 2007. In the Deed, the Company and Conrad agreed that the outstanding principal borrowed by the Company, plus all accrued interest thereon, would be converted into common shares of the stock of the Company at a price of US $0.30 or US $0.35 per share, depending on the borrowing date of the amount being converted, upon the approval of the Amendment.

On December 21, 2007, 4,896,547 shares of common stock of the Company were issued to Conrad and/or Conrad’s nominee pursuant to the terms of the Deed at a price of US $0.30 or US $0.35 per share and the Deed was cancelled. These shares of common stock were issued in reliance upon Section 4(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EESTECH, INC.

Date: December 28, 2007	By:	/s/ Murray Bailey
Name: Murray Bailey
Title: Chief Executive Officer